Exhibit 77(o)


                  Transactions Effected Pursuant to Rule 10f-3

--------------------------------------------------------------------------------------------------------
Fund Name                 Issuer            Date of       Broker / Dealer From    Affiliated/Principal
                                            Purchase      Whom Purchased          Underwriter of
                                                                                  Syndicate
--------------------------------------------------------------------------------------------------------
ING UBS U.S. Small Cap    Lululemon         7/26/2007     Goldman Sachs           UBS Investment Bank
Growth Portfolio          Athletica
--------------------------------------------------------------------------------------------------------
ING Van Kampen Comstock   Schering Plough   8/9/2007      Goldman Sachs           Morgan Stanley
Portrfolio                Corp.
--------------------------------------------------------------------------------------------------------
ING Van Kampen Equity     Schering Plough   8/9/2007      Goldman Sachs           Morgan Stanley
and Income Portfolio      Corp. 6% Conv
                          Pfd
--------------------------------------------------------------------------------------------------------
ING UBS U.S. Small Cap    MSCI              11/14/2007    Morgan Stanley          UBS Investment Bank
Growth Portfolio
--------------------------------------------------------------------------------------------------------
ING Van Kampen Equity     General           11/29/2007    Lehman Brothers         Morgan Stanley
and Income Portfolio      Electric
                          Company 5.25%
                          12/06/2017
--------------------------------------------------------------------------------------------------------